Exhibit 99.4

CONSTANT CONTACT, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

On June 12, 2012, Constant Contact, Inc., a Delaware corporation (“Constant Contact” or the “Company”), SinglePlatform, Corp., a Delaware corporation (“SinglePlatform”), Match Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Constant Contact (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, also on June 12, 2012, Merger Sub was merged with and into SinglePlatform, with SinglePlatform continuing as the surviving corporation and a wholly-owned subsidiary of Constant Contact (the “Merger”). The Merger Agreement provided for a cash purchase price of $65 million, which was adjusted to reflect SinglePlatform’s working capital deficit at the acquisition date and other transaction expenses as provided for by the Merger Agreement, such that the cash payment at the time of closing was $63.0 million. The cash purchase price is subject to further adjustment for certain working capital adjustments, which are identified by the Company within 90 days of the acquisition date. The Merger Agreement also provided for an additional amount of up to $30 million in earn-out payments based upon SinglePlatform meeting certain revenue targets over the next two years, to be measured in six-month intervals. The Merger Agreement also contains customary representations, warranties and indemnities of SinglePlatform and Constant Contact.

The unaudited pro forma combined consolidated statements of operations, referred to herein as the “Pro Forma Financial Statements” should be read in conjunction with:

•	The accompanying notes to the Pro Forma Financial Statements;

•

the separate unaudited historical financial statements of the Company as of and for the three months ended March 31, 2012 included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and filed with the Securities and Exchange Commission (“SEC”) on May 2, 2012;

•

the separate historical financial statements of the Company as of and for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the SEC on February 28, 2012 and,

•

the separate audited historical financial statements of SinglePlatform, Corp. as of and for the year ended December 31, 2011 and the separate unaudited historical financial statements as of and for the three months ended March 31, 2012, which are included in Exhibit 99.2 to the Company’s Amendment No. 1 on Form 8-K/A filed with the SEC on August 23, 2012 and are incorporated by reference.

The Pro Forma Financial Statements for the year ended December 31, 2011 and for the three months ended March 31, 2012 have been adjusted for the operational results of SinglePlatform, Corp. as if the merger had occurred on January 1, 2011.

The Company has not provided a pro forma combined consolidated balance sheet as of March 31, 2012 because the merger of SinglePlatform is reflected in the Company’s unaudited condensed consolidated balance sheet as of June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2012 and filed with the SEC on August 1, 2012.

The Pro Forma Financial Statements are presented for illustrative purposes and do not purport to represent what the results of operations would actually have been if the merger occurred as of the date indicated or what such results would be for any future periods.

CONSTANT CONTACT, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(in thousands, except per share data)

	Historical Constant Contact (1)	Historical SinglePlatform (2)	Proforma Adjustments		Proforma Combined
Revenue	$214,420	$419			$214,839

Cost of revenue	61,491	125	$413	(A)(B)	62,029

Gross profit	152,929	294	(413)		152,810

Operating expenses:
Research and development	29,478	489			29,967
Marketing and selling	89,211	1,499	1,127	(B)	91,837
General and administrative	24,243	850			25,093

Total operating expenses	142,932	2,838	1,127		146,897

Operating income (loss)	9,997	(2,544)	(1,540)		5,913
Interest and other income	262	8	(145	)(C)	125

Income (loss) before income taxes	10,259	(2,536)	(1,685)		6,038
Income tax benefit	13,420	—	1,581	(D)	15,001

Net income (loss)	$23,679	$(2,536)	$(104)		$21,039

Basic net income per share	$0.80				$0.71

Diluted net income per share	$0.77				$0.69

Basic weighted average shares outstanding	29,566				29,566

Diluted weighted average shares outstanding	30,671				30,671

(1)	As reported in Constant Contact’s Annual Report on Form 10-K, as filed with the SEC on February 28, 2012.
(2)	As reported in SinglePlatform’s audited financial statements for the year ended December 31, 2011 in this Amendment No. 1 to Form 8-K/A in Exhibit 99.2.

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

CONSTANT CONTACT, INC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2012

(in thousands, except per share data)

	Historical Constant Contact (1)	Historical SinglePlatform (2)	Proforma Adjustments		Proforma Combined
	(unaudited)	(unaudited)
Revenue	$59,938	$210			$60,148
Cost of revenue	17,599	35	$98	(A)(B)	17,732

Gross profit	42,339	175	(98)		42,416

Operating expenses:
Research and development	9,471	275			9,746
Marketing and selling	25,718	735	237	(B)	26,690
General and administrative	7,564	390	—		7,954

Total operating expenses	42,753	1,400	237		44,390

Operating loss	(414)	(1,225)	(335)		(1,974)
Interest and other income (expense), net	71	14	(36	)(C)	49

Loss before income taxes	(343)	(1,211)	(371)		(1,925)
Income tax benefit	561	—	596	(D)	1,157

Net income (loss)	$218	$(1,211)	$225		$(768)

Basic net income (loss) per share	$0.01				$(0.03)

Diluted net income (loss) per share	$0.01				$(0.03)

Basic weighted average shares outstanding	30,171				30,171

Diluted weighted average shares outstanding	31,118				30,171

(1)	As reported in Constant Contact’s Quarterly Report on Form 10-Q, as filed with the SEC on August 1, 2012.
(2)	As reported in SinglePlatform’s unaudited financial statements for the three months ended March 31, 2012 in this Amendment No. 1 to Form 8-K/A in Exhibit 99.2.

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Statements.

Constant Contact, Inc.

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

(in thousands)

The following table summarizes the preliminary purchase price for SinglePlatform and the preliminary allocation of the purchase price:

Purchase consideration:
Total cash paid, net of cash acquired	$62,737
Cash acquired	311
Fair value of contingent consideration	12,152

Total purchase price consideration	$75,200

Assets acquired and liabilities assumed:
Cash	$311
Accounts receivable	48
Prepaid expenses and other current assets	60
Property and equipment	14
Identifiable intangible assets	4,760
Other assets	91
Net deferred tax assets	72
Goodwill	71,997

Total assets acquired	77,353

Accounts payable, accrued expenses and other current liabilities	(1,543)
Deferred revenue	(610)

Total liabilities assumed	(2,153)

Total allocation of purchase price consideration	$75,200

The preliminary purchase price included cash consideration of $65,000 adjusted for SinglePlatform’s working capital deficit and certain transaction expenses as described in the Merger Agreement such that the preliminary cash payment at the time of closing was $63,048. The cash consideration is subject to further adjustment for certain working capital adjustments, which are identified by the Company within 90 days of the acquisition date. These adjustments, if any, will affect the final amount of the purchase price and the allocation of that purchase price to the working capital accounts. The amounts assigned to SinglePlatform’s tangible and intangible assets and liabilities acquired are based on their respective fair values determined as of the merger date. The excess of the purchase price over the fair value of net assets acquired is recorded as goodwill. In accordance with current accounting standards, the goodwill will not be amortized, but rather will be tested for impairment annually or more frequently if facts and circumstances warrant a review.

Pro forma adjustments reflect only those adjustments which are directly attributable to the Merger, factually supportable and expected to have a continuing impact to the Company. The unaudited pro forma combined consolidated statements of operations reflect the effect of the following pro forma adjustments:

(A)	Adjustments to eliminate historical amortization expense related to the historical value of SinglePlatform’s capitalized software as if the merger had occurred on January 1, 2011 of $13 and $9 for the year ended December 31, 2011 and the three months ended March 31, 2012, respectively.

(B)	Adjustments to record amortization of the acquired definite-lived intangible assets over a weighted average life of 3.95 years. The following table reflects the estimated fair value of the acquired identifiable intangible assets and related estimates of useful lives:

	Amount	Weighted Average Useful Life
		(in years)
Developed technology	$850	3
Customer relationships	2,630	3.75
Publisher relationships	710	5
Trade name	570	5

Total identifiable intangible assets	$4,760	3.95

The Company amortizes the intangible assets over the estimated useful lives noted above. For the developed technology and publisher relationship assets, as the pattern of consumption of the economic benefits of the intangible assets cannot be reliably determined, the Company amortizes these acquired intangible assets over their estimated useful lives on a straight-line basis. The Company also amortizes the trade name asset over its estimated useful life on a straight-line basis as the straight-line basis is not materially different than the pattern of consumption of economic benefit basis. Customer relationships are amortized over their useful life based on the pattern of consumption of economic benefit of the asset. Amortization commences once the asset has been placed in service.

(C)	Adjustments to record the estimated decrease in interest income earned on the reduced cash, cash equivalents and marketable securities as a result of the $63,048 purchase price paid.

(D)	Adjustments to record income tax benefits related to the results of SinglePlatform and the adjustments as described above utilizing the Company’s federal and state statutory rates.

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